                                                                    Exhibit 11.1


                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)


                                                                   Nine Months       Nine Months
                                                                 Ended March 31,    Ended March 31,
                                                                      1998               1997
                                                                 --------------     --------------
BASIC:

Weighted average number of common shares outstanding                      7,398              7,170
                                                                 ==============     ==============

Net income allocable to common shareholders                      $       10,593     $        1,785
                                                                 ==============     ==============

Net income per common share -- basic                             $         1.43     $         0.25
                                                                 ==============     ==============

DILUTED:

Weighted average number of common shares outstanding                      7,398              7,170
Weighted average common stock equivalents -
  Dilutive options                                                          982                359
  Dilutive warrants                                                          25                 --
                                                                 --------------     --------------

Weighted average number of common shares outstanding                      8,405              7,529
                                                                 ==============     ==============

Net income allocable to common shareholders                      $       10,593     $        1,785
                                                                 ==============     ==============

Net income per common share -- diluted                           $         1.26     $         0.24
                                                                 ==============     ==============


Note that the calculations for the nine and three month periods ended March 31, 1997, have been restated to reflect the change in accounting method adopted by the Company in fiscal 1997, and retroactively applied to all reporting periods presented (see Note 1 to the consolidated financial statements included in Item 1 of Part I).

                                                                    Exhibit 11.1

                                                                  Three Months       Three Months
                                                                 Ended March 31,    Ended March 31,
                                                                       1998               1997
                                                                 --------------     --------------
BASIC:

Weighted average number of common shares outstanding                      7,416              7,383
                                                                 ==============     ==============

Net income (loss) allocable to common shareholders               $        2,107     $          (32)
                                                                 ==============     ==============

Net income (loss) per common share -- basic                      $         0.28     $           (0)
                                                                 ==============     ==============


DILUTED:

Weighted average number of common shares outstanding                      7,416              7,383
Weighted average common stock equivalents -
  Dilutive options                                                          973                 --
  Dilutive warrants                                                           6                 --
                                                                 --------------     --------------

Weighted average number of common shares outstanding                      8,395              7,383
                                                                 ==============     ==============

Net income allocable to common shareholders                      $        2,107     $          (32)
                                                                 ==============     ==============

Net income per common share -- diluted                           $         0.25     $           (0)
                                                                 ==============     ==============


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